Teleflex Incorporated Third Quarter 2004 Earnings Conference Call

Forward Looking Statement This presentation and our discussion contain forward-looking information and statements on such matters as business strategies, market potential, future financial performance, product deployments and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward- looking statements. Please refer to the Company's SEC filings including its most recent Form 10K. This presentation includes certain non-GAAP financial measures. The reconciliation of those measures to the most comparable GAAP measures is contained within this presentation.

Jeff Black, President and Chief Executive Officer

Third Quarter Summary Core growth = 3% Strong cash flow performance Positive economic indicators: orders up 29% this quarter Core order growth 18%

Third Quarter Challenges Tier I Automotive business within Commercial Segment Pedal Systems Alternative Fuel Systems Industrial Gas Turbine in Aerospace Segment $17 million operating loss between these "problem businesses" Includes restructuring and one-time costs of $3.3 million in these businesses Problem businesses represent just 10% of Teleflex consolidated revenues

Outlook 2004 EPS = $2.64 to $2.74 Outlook does not include gains, losses or costs associated with the termination of operations, further restructuring programs or divestitures. Guidance adjusted to reflect tax benefit of 5 cents recognized in third quarter.

Third Quarter Highlights - Aerospace Segment Strongest operating results this year Orders up over 70% - second consecutive quarter of growth Cargo systems, military and commercial aviation 3Q03 3Q04 TFX 131.965 125.785 3Q03 3Q04 TFX 469 3519

Third Quarter Highlights - Medical Segment Record operating results Hudson acquisition performing in line with expectations, integration ahead of plan Non-cash inventory revaluation expense of $3.2 million related to Hudson acquisition 3Q03 3Q04 TFX 139.644 204.824 3Q03 3Q04 TFX 20.992 30.465

Third Quarter Highlights - Commercial Segment Marine businesses characterized by strong revenue growth and margin expansion Operating results negatively impacted by Tier I automotive business issues 3Q03 3Q04 TFX 279.241 295.153 3Q03 3Q04 TFX 15.815 7.896

Action Plan Focus on reduced cost and improved productivity Portfolio evaluation process - review product lines to phase-out, divest, maintain, or grow Several modest divestitures completed to date 2Q '04 - Three product lines in Commercial Segment 3Q '04 - Two product lines in automotive and industrial gas turbine businesses Building platform for shared administrative services Reduce costs at the operating company level Leverage global purchasing power Reduce number of global facilities from 130 Goal is to unlock value for shareholders

Martin Headley Executive Vice President and Chief Financial Officer

Cash Flow Operating cash flow up 29% over 3Q 2003 Free cash flow up 82% over 3Q 2003

Balance Sheet Modest leverage despite spending $458 million for HudsonRCI acquisition this quarter

Growth Excluding phase out of some IGT services, core growth was 5%

Operating Margin IGT construction/engineering phase-out helps operating margin Tier I auto drag on 2004 operating margin Corporate expense up $2.2M - SOX compliance and other initiatives Portfolio pruning, streamlined facilities, consolidation of ops to drive improved margin going forward

Segment Review Medical: Strong core growth rate of 5% Solid margin: 16.4% (note: excluding $3.2 million purchase accounting impacts from HudsonRCI) Aerospace: Core growth of 3-4%, excluding phase-out of IGT construction and engineering services 70% increase in orders over 3Q03; second consecutive quarter of increasing orders Commercial: Operating margin of 8% excluding margin declines in automotive and alternative fuels Margin expansion in marine and electronics product lines

Q&A Session